UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2015

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 23, 2015, Vonage Holdings Corp., through its wholly-owned subsidiary Vonage America Inc. (the “Company”), entered into an amendment (the “Amendment”) to Route Management Services Addendum #7, (“Addendum #7”) to the Company’s ITXC.NET SERVICES AGREEMENT with Tata Communications (America) Inc. (“Tata Communications”), dated May 9, 2003 (as amended, the “Agreement”). The Amendment is effective as of December 23, 2015 and runs through June 30, 2016.
Under Addendum #7, Tata Communications provides international call termination services to the Company for portions of the Company's voice traffic to India, Canada and the rest of the world. The Amendment revises certain terms governing termination rates per destination, discounts, and traffic commitments.
In addition, the Company entered into Route Management Services Addendum #8 (“Addendum #8”), dated as of December 21, 2015, with Tata, the terms of which will become effective as of July 1, 2016. Addendum #8 will supersede and replace Addendum #7, as amended.
Under Addendum #8, Tata Communications will continue to provide international call termination services to the Company for portions of the Company's voice traffic destined to India, Canada and the rest of the world, pursuant to detailed terms governing termination rates per destination, discounts, and traffic commitments. Addendum #8 provides for a two (2) year term, unless earlier terminated in accordance with the terms of the Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 28, 2015	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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